                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF



                      THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   OCTOBER 16, 1995



                       CADMUS COMMUNICATIONS CORPORATION



               (Exact Name of Registrant as Specified in Charter)



                                    VIRGINIA
                          (State or Other Jurisdiction
                               of Incorporation)


                                    0-12954
                                  (Commission
                                  File Number)

                                   54-1274108
                                (I.R.S. Employer
                              Identification No.)

                       6620 WEST BROAD STREET, SUITE 500
                            RICHMOND, VIRGINIA 23230


                    (Address of Principal Executive Offices)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                 (804) 287-5680

ITEM 5. OTHER EVENTS.



On September 12, 1995, Cadmus Communications Corporation ("Cadmus" or the "Company"), through its wholly-owned subsidiary Cadmus Direct Marketing, Inc., acquired certain of the assets and certain liabilities of The Mowry Company ("Mowry"), a direct marketing agency headquartered in Long Beach, California. On October 12, 1995, Cadmus Interactive, Inc., a wholly-owned subsidiary of the Company, entered into a letter of intent to acquire substantially all of the assets and certain liabilities of PeachWeb Corp. ("PeachWeb"), a developer of Internet and World Wide Web services for clients. On October 13, 1995, the Company entered into a purchase agreement to acquire substantially all of the assets and certain liabilities of The Software Factory, Inc. ("Software Factory"), a provider of software packaging and media duplication services. The consummation of the transactions with the Software Factory and PeachWeb are subject to certain conditions.



Additional information with respect to the acquisitions is set forth in the press release filed as Exhibit 99.1 hereto, which is incorporated by reference herein.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (a) Financial statements of The Software Factory, Inc.

        Report of Independent Public Accountants

        Balance Sheet -- As of June 30, 1995

        Statement of Income -- For the Year Ended June 30, 1995

        Statement of Cash Flows -- For the Year Ended June 30, 1995

        Notes to Financial Statements

     (b) Pro forma financial statements of Cadmus Communications Corporation and Subsidiaries

        Pro Forma Consolidated Balance Sheet -- As of June 30, 1995

        Pro Forma Consolidated Statement of Income -- For the Year Ended June 30, 1995

        Notes to Pro Forma Consolidated Financial Statements

     (c) Exhibits


        23.1 Consent of Arthur Andersen LLP



        99.1 Press Release

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholder and Board of Directors of The Software Factory, Inc.:



We have audited the accompanying balance sheet of The Software Factory, Inc. (a Georgia corporation), as of June 30, 1995, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Software Factory, Inc., as of June 30, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                         ARTHUR ANDERSEN LLP

Richmond, Virginia,
  October 2, 1995

                           THE SOFTWARE FACTORY, INC.


                                 BALANCE SHEET
                              AS OF JUNE 30, 1995

ASSETS
Current assets:
  Cash and cash equivalents                                                                                        $  679,415
  Accounts receivable, net of allowance for doubtful accounts of $81,500                                              656,040
  Inventories                                                                                                         313,772
  Other current assets                                                                                                 28,868
      Total current assets                                                                                          1,678,095
Property, plant and equipment, net                                                                                    247,681
Other assets                                                                                                           46,336
      Total assets                                                                                                 $1,972,112
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Note payable -- current portion                                                                                  $    3,319
  Accounts payable                                                                                                    854,379
  Accrued expenses --
    Compensation                                                                                                      242,564
      Total current liabilities                                                                                     1,100,262
Note payable, net of current portion                                                                                    5,031
      Total liabilities                                                                                             1,105,293
Shareholder's equity:
  Common stock (No par value, authorized -- 100,000 shares; issued and outstanding -- 65,700 shares)                      500
  Retained earnings                                                                                                   866,319
      Total shareholder's equity                                                                                      866,819
      Total liabilities and shareholder's equity                                                                   $1,972,112

The accompanying notes are an integral part of this balance sheet.

                           THE SOFTWARE FACTORY, INC.


                              STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1995

Net sales                                                                                                          $10,778,939
Operating expenses:
  Cost of sales                                                                                                      6,921,203
  Selling and administrative expenses                                                                                1,552,253
                                                                                                                     8,473,456
Operating income                                                                                                     2,305,483
Other income (expenses):
  Interest income, net                                                                                                  15,567
  Other expenses, net                                                                                                  (27,140)
                                                                                                                       (11,573)
Net income                                                                                                         $ 2,293,910

The accompanying notes are an integral part of this statement.

                           THE SOFTWARE FACTORY, INC.


                            STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1995


Cash flows from operating activities:
  Net income                                                                                                       $ 2,293,910
  Adjustments to reconcile net income to net cash provided by operating activities --
    Depreciation and amortization                                                                                       90,733
    Loss on sales of fixed assets                                                                                       27,140
    Changes in assets and liabilities:
      Decrease (increase) in --
         Accounts receivable                                                                                           412,822
         Inventories                                                                                                  (131,655)
         Prepaid expenses and other current assets                                                                     (12,233)
      Increase in --
         Accounts payable                                                                                              253,464
         Accrued expenses -- compensation                                                                               53,709
           Net cash provided by operating activities                                                                 2,987,890
Cash flows from investing activities:
  Capital expenditures                                                                                                 (86,461)
Cash flows from financing activities:
  Borrowings on note payable                                                                                            10,372
  Payments on note payable                                                                                              (2,022)
  Distributions to shareholder                                                                                      (2,618,681)
           Net cash used in financing activities                                                                    (2,610,331)
Net increase in cash and cash equivalents                                                                              291,098
Cash and cash equivalents, beginning of year                                                                           388,317
Cash and cash equivalents, end of year                                                                             $   679,415
Supplemental disclosures of cash flow information --
  Cash paid during the year for interest                                                                           $       746


The accompanying notes are an integral part of this statement.

                           THE SOFTWARE FACTORY, INC.



                         NOTES TO FINANCIAL STATEMENTS


(1) NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
The Software Factory, Inc. (the "Company"), a Georgia corporation, produces, delivers and distributes software products. It provides software packaging and media duplication services to approximately 400 small to medium sized software publishers and corporations. The Company maintains a broad customer base, including financial services companies, computer hardware manufacturers and distributors, and software publishers.

REVENUE RECOGNITION
Substantially all products are produced to customer specifications. Upon completion of manufacturing, products are shipped and revenue is recognized.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

INVENTORIES
Inventories are valued at the lower of cost or market, with cost determined on an average cost basis and market based on the lower of replacement cost or estimated net realizable value. Inventories as of June 30, 1995, consist of the following:

Raw material and supplies                                                      $297,889
Work in process                                                                  15,883
                                                                               $313,772

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment are depreciated on a double declining balance basis over the estimated useful lives of assets. Leasehold improvements are amortized over the lesser of the useful life of the property or the term of the lease. The values and estimated useful lives of the assets at June 30, 1995, are as follows:


                                                                               ESTIMATED
                                                                                  LIFE
Furniture and fixtures                                            $  52,037      7 yrs.
Leasehold improvements                                                7,232      3 yrs
Machinery and equipment                                             755,318      5 yrs
                                                                    814,587
Less -- Accumulated depreciation and amortization                  (566,906)
                                                                  $ 247,681


INCOME TAXES
The Company is qualified as an "S" corporation under the rules of the Internal Revenue Code. As a result, substantially all taxable income and related tax attributes flow through directly to the shareholder of the Company. Therefore, no provision for income taxes has been made because the Company has no obligation for such taxes.

(2) NOTE PAYABLE

In September 1994, the Company purchased machinery and financed it with a note payable. The note is payable over three years and has an interest rate of 11 percent. It is secured by a lien on the purchased machinery. The note is to be repaid as follows.

 YEAR
 ENDING
JUNE 30,
1996                                                               $3,319
1997                                                                3,705
1998                                                                1,326
                                                                   $8,350

(3) OPERATING LEASE

The Company leases certain property and equipment under noncancelable operating leases that expire at various dates through 1998.

Future minimum rental payments, net of minimum sublease income, under these lease agreements are as follows:

 YEAR
 ENDING
JUNE 30,
1996                                                               $134,337
1997                                                                134,337
1998                                                                100,753
                                                                   $369,427


Rent expense for the year ended June 30, 1995 was approximately $134,000.


(4) SHAREHOLDER'S EQUITY

Shareholder's equity consists of the following:


                                                  COMMON     RETAINED
                                                  STOCK      EARNINGS         TOTAL
Balance, June 30, 1994                             $500     $ 1,191,090    $ 1,191,590
  Net income                                         --       2,293,910      2,293,910
  Distributions to shareholder                       --      (2,618,681)    (2,618,681)
Balance, June 30, 1995                             $500     $   866,319    $   866,819


Holders of the common stock are entitled to vote in all proceedings of the board of directors and participate in all dividends when declared by the board of directors.

The Company has a shareholders' agreement whereby the Company has the right of first refusal to purchase the shares of any shareholder in the event of the shareholder's death or should the shareholder decide to sell his shares.

(5) STOCK OPTION AND PHANTOM STOCK AGREEMENTS


In the period 1987 to 1993, the Company entered into phantom stock agreements with certain key employees under which the employees would share in a combined total of approximately 17 percent of the net proceeds of the sale of the Company by the sole shareholder, or the sale of substantially all the assets of the Company. Under the terms of the agreements, the employees are entitled to receive payment only upon the occurrence of such a sale.



In June 1994, pursuant to a non-qualified stock option agreement, the Company granted an option to purchase 4,166 shares of common stock to a key employee at an exercise price of $45.48 per share, the fair value of the Company's stock at the grant date, as determined by the Company's board of directors. The option becomes fully vested and immediately exercisable upon the sale or transfer of substantially all the assets of the Company or the sale or transfer of more than one-third of the issued and outstanding common stock by the holders thereof within a six month period.

(6) SIGNIFICANT CUSTOMERS

Net sales include sales to two customers which accounted for 12 percent and 11 percent, respectively, of net sales for the year ended June 30, 1995.

(7) SUBSEQUENT EVENT


In September 1995, the Company signed a letter of intent to sell substantially all of its assets (excluding cash and certain other assets) and liabilities to Cadmus Communications Corporation.

               CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES



                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                              AS OF JUNE 30, 1995


                                                                                                                   PRO FORMA
                                                  HISTORICAL                     PRO FORMA          PRO FORMA    ADJUSTMENTS
                                                CADMUS                         ADJUSTMENTS                FOR            FOR
IN THOUSANDS                            COMMUNICATIONS     ACQUISITIONS   FOR ACQUISITIONS       ACQUISITIONS       OFFERING
ASSETS
Current Assets
  Cash and cash equivalents             $          226    $       1,036   $        (12,319)(a)(b) $    (11,057)  $    19,412 (f)
  Accounts receivable, net                      57,204            1,466               (728)(a)         57,942
  Inventories                                   16,308              326                                16,634
  Deferred income taxes                          1,092                                                  1,092
  Prepaid expenses and other                     1,489               90                (55)(a)          1,524
      Total current assets                      76,319            2,918            (13,102)            66,135         19,412
Property, plant, and equipment, net             84,570              326                                84,896
Investment in unconsolidated joint
  venture
Other assets                                     2,400               46                (35)(a)          2,411
Goodwill and intangibles, net                    8,281                              13,383 (c)         21,664
TOTAL ASSETS                            $      171,570    $       3,290   $            246       $    175,106    $    19,412
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                 $        3,775    $               $                      $      3,775    $    (3,775)(g)
  Current maturities of long-term
    debt                                         2,381                3                                 2,384         (2,200)(g)
  Accounts payable                              18,818            1,063               (178)(a)         19,703
  Accrued expenses
    Compensation                                10,905              386               (143)(a)         11,148
    Restructuring charge                           120                                                    120
    Other                                        7,907              366                                 8,273
      Total current liabilities                 43,906            1,818               (321)            45,403         (5,975)
Long-term debt                                  53,961               39                                54,000         (9,000)(g)
Other long-term liabilities                      7,180                                                  7,180
Deferred income taxes                            4,641                                                  4,641

Commitments and contingencies
Shareholders' equity
  Common stock                                   3,015               16                 24 (d)(e)       3,055            750 (h)
  Partnership equity                                                450               (450)(d)
  Capital in excess of par value                12,448                               1,960 (e)         14,408         34,250 (h)
  Retained earnings                             46,419              967               (967)(d)         46,419           (613)(i)
      Total shareholders' equity                61,882            1,433                567             63,882         34,387
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                $      171,570    $       3,290   $            246       $    175,106    $    19,412

                                            PRO
IN THOUSANDS                              FORMA
ASSETS
Current Assets
  Cash and cash equivalents            $  8,355
  Accounts receivable, net               57,942
  Inventories                            16,634
  Deferred income taxes                   1,092
  Prepaid expenses and other              1,524
      Total current assets               85,547
Property, plant, and equipment, net      84,896
Investment in unconsolidated joint
  venture
Other assets                              2,411
Goodwill and intangibles, net            21,664
TOTAL ASSETS                           $194,518
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                $
  Current maturities of long-term
    debt                                    184
  Accounts payable                       19,703
  Accrued expenses
    Compensation                         11,148
    Restructuring charge                    120
    Other                                 8,273
      Total current liabilities          39,428
Long-term debt                           45,000
Other long-term liabilities               7,180
Deferred income taxes                     4,641
Commitments and contingencies
Shareholders' equity
  Common stock                            3,805
  Partnership equity
  Capital in excess of par value         48,658
  Retained earnings                      45,806
      Total shareholders' equity         98,269
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                               $194,518



See Notes to Pro Forma Consolidated Financial Statements.

               CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES



             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                            YEAR ENDED JUNE 30, 1995


                                                                        YEAR ENDED JUNE 30, 1995
                                                                                                                    PRO FORMA
                                                     HISTORICAL                     PRO FORMA        PRO FORMA    ADJUSTMENTS
                                                   CADMUS                         ADJUSTMENTS              FOR            FOR
IN THOUSANDS, EXCEPT PER SHARE DATA        COMMUNICATIONS    ACQUISITIONS    FOR ACQUISITIONS     ACQUISITIONS       OFFERING
Net sales                                  $      279,641    $     15,114    $                    $    294,755    $
Operating expenses
  Cost of sales                                   209,415          10,281                              219,696
  Selling and administrative                       52,172           2,194                (234)(a)       54,132
                                                  261,587          12,475                (234)         273,828
Operating income                                   18,054           2,639                 234           20,927
Interest and other (income) expenses
  Interest                                          5,351             (37)                 37 (c)        5,351         (1,794)(c)
  Other (income) expenses, net                         21              43                 669 (b)          733
                                                    5,372               6                 706            6,084         (1,794)
Income before income taxes                         12,682           2,633                (472)          14,843          1,794
Income taxes                                        5,203                                 820 (d)        6,023            694 (d)
Net income                                 $        7,479    $      2,633    $         (1,292)    $      8,820    $     1,100
Net income per share                       $         1.21                                         $       1.41
Average common shares outstanding                   6,195                                  80            6,275          1,500


                                               PRO
IN THOUSANDS, EXCEPT PER SHARE DATA          FORMA
Net sales                                 $294,755
Operating expenses
  Cost of sales                            219,696
  Selling and administrative                54,132
                                           273,828
Operating income                            20,927
Interest and other (income) expenses
  Interest                                   3,557
  Other (income) expenses, net                 733
                                             4,290
Income before income taxes                  16,637
Income taxes                                 6,717
Net income                                $  9,920
Net income per share                      $   1.28
Average common shares outstanding            7,775



See Notes to Pro Forma Consolidated Financial Statements.

               CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) BASIS OF REPORTING


The unaudited Pro Forma Consolidated Financial Statements of Cadmus Communications Corporation and its Subsidiaries ("Cadmus" or the "Company") give effect to the sale of 1.5 million shares of Common Stock, $.50 par value per share, of the Company (the "Common Stock"), in an underwritten public offering (the "Offering") and to the acquisitions of the assets of the Software Factory and PeachWeb and certain of the assets of Mowry, as if such transactions had occurred as of July 1, 1994 for the Pro Forma Consolidated Statement of Income and as of June 30, 1995 for the Pro Forma Consolidated Balance Sheet.



The pro forma information is based on the historical financial statements of the acquired companies giving effect to the acquisitions under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Pro Forma Consolidated Financial Statements. Under the purchase method of accounting the assets and liabilities were recorded at their fair value with the excess of the purchase price over the fair value of identifiable net assets acquired recorded as goodwill.



The pro forma information does not purport to be indicative of the combined results of operations or financial position that would have been reported had these transactions taken place as of July 1, 1994 with respect to the Statement of Income data and as of June 30, 1995 with respect to the Balance Sheet data as the case may be, or future results of operations or financial position of the Company. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's separate historical consolidated financial statements and related notes thereto, not included herein, and the historical financial statements and notes thereto of the Software Factory, included elsewhere herein.


(2) CONSOLIDATED BALANCE SHEET PRO FORMA ADJUSTMENTS

The Pro Forma Consolidated Balance Sheet gives effect to the adjustments described below.


(a) To exclude assets and liabilities not included in these transactions (in thousands):


ASSETS
Cash                                         $   469
Accounts receivable                              728
Prepaid expenses and other                        55
Other assets                                      35
  Total assets                               $ 1,287
LIABILITIES
Accounts payable                             $   178
Accrued expenses                                 143
  Total liabilities                          $   321

(b) To record $11.9 million cash disbursed to purchase the acquired companies.

(c) To record the excess of the purchase price over the net assets acquired under the purchase method of accounting for the acquisitions.

(d) To eliminate the equity of the acquired companies.


(e) To record the $2.0 million common stock portion of the consideration for the purchase of the Software Factory which represents the issuance of 80,000 shares of Common Stock assuming a market price of $25.00 per share.



(f) To record the net proceeds from the Offering after debt repayment and prepayment penalty (See Note 4).



(g) To record the repayment of borrowings under the Company's revolving credit facilities and of the 9.76% Senior Notes due 2000, from the proceeds of the Offering (See Note 4).

(h) To record the 1.5 million shares issued in the Offering and the resulting capital in excess of par value at an assumed public offering price of $25.00 per share.


(i) To record the after-tax effect of the prepayment penalty associated with the 9.76% Senior Notes which will be repaid from proceeds of the Offering.


(3) CONSOLIDATED STATEMENT OF INCOME PRO FORMA ADJUSTMENTS

The Pro Forma Consolidated Statement of Income gives effect to the adjustments described below.

(a) To adjust for reductions in selling and administrative expenses associated with the elimination of duplicate costs. Management expects that there will be cost reductions as various selling and administrative functions and certain operating facilities are combined.

(b) To amortize, over twenty years, the costs in excess of the net assets acquired which were generated by applying the purchase method of accounting for the acquisitions.


(c) To record the interest savings from the debt repayment and the interest income from the excess of the proceeds from the Offering less the cash payments for the companies acquired.



(d) To record the income taxes on the earnings of the acquired companies and to record the tax effect of the pro forma adjustments at an effective tax rate of 38.7%. The Software Factory, which is qualified as an S corporation, and Mowry, which is a partnership, had no income tax expense in fiscal year ended June 30, 1995. Accordingly, the pro forma income tax expense has been recorded for the reported earnings of the companies at an effective rate of 38.7%.


(4) NONRECURRING PREPAYMENT PENALTY


The Company will use a portion of the proceeds from the Offering to repay $11.2 million of 9.76% Senior Notes due 2000. Under the provisions of these notes, the Company is obligated to pay an approximately $1.0 million, $0.6 million after tax, prepayment penalty which will be recorded as interest expense in the period in which the payment occurs.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 13, 1995.

                                         CADMUS COMMUNICATIONS CORPORATION


                                         By: /s/ C. STEPHENSON GILLISPIE, JR.

                                             C. STEPHENSON GILLISPIE, JR.
                                             CHAIRMAN OF THE BOARD, PRESIDENT,
                                             AND CHIEF EXECUTIVE OFFICER

                                 EXHIBIT INDEX



       EXHIBIT                                                                        PAGE

 23.1  Consent of Arthur Andersen LLP

 99.1  Press Release